Exhibit 23.02
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the PayCycle, Inc. 1999 Equity Incentive Plan of our reports dated September 11, 2008, with respect to the consolidated financial statements and schedule of Intuit Inc. included in its Annual Report (Form 10-K) for the year ended July 31, 2008, and the effectiveness of internal control over financial reporting of Intuit Inc., filed with the Securities and Exchange Commission.
/s/ ERNST & YOUNG LLP
San Jose, California
August 3, 2009